EXHIBIT 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-7722
jennifer@blueshirtgroup.com
Synaptics Reports Third Quarter Results
Santa Clara, CA – April 20, 2006 – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the third fiscal quarter ended March 31, 2006. The Company’s GAAP results reflect the adoption of SFAS 123(R) regarding the expensing of non-cash share-based compensation.
Net revenue for the third quarter of fiscal 2006 was $40.4 million, compared with $56.7 million of net revenue for the third quarter of fiscal 2005. Net income for the third quarter of fiscal 2006 was $1.6 million, or $0.06 per diluted share, compared with $11.7 million, or $0.38 per diluted share, for the third quarter of fiscal 2005.
Non-GAAP net income for the third quarter of fiscal 2006, which excludes non-cash share-based compensation net of tax, was $4.1 million, or $0.15 per diluted share, compared with non-GAAP net income of $11.7 million, or $0.38 per diluted share, for the third quarter of fiscal 2005.
“Revenue for the third quarter was below our expectations primarily due to weaker than expected demand in the digital music player market, which has been broadly reported within the industry. Our performance in the notebook sector was within our anticipated range, but at the lower end of our expectations. Despite this near-term shortfall, we believe that our market leadership in notebooks and ongoing activity within the PC industry positions us well moving forward. At the same time, we continue to capitalize on growing opportunities to leverage our technology within emerging digital lifestyle applications,” stated Francis Lee, President and Chief Executive Officer of Synaptics.
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on current indicators and our backlog entering the fourth fiscal quarter, we anticipate top-line growth of up to 10% sequentially. This outlook is predicated on expected seasonality and strength within our core PC market. As we look out into the September quarter, we anticipate continued strong demand for our PC solutions, where we see increasing interest for our multi-media oriented products offering dual functionality in notebook computers, and anticipate that our revenue may grow 10% to 20% from June quarter guidance. Our visibility in the portable digital entertainment market remains very limited, but any meaningful increased demand would represent upside to our current outlook.”
Earnings Call Information
The Synaptics third quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 20, 2006, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-240-2430 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at http://www.synaptics.com/.

About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The company is headquartered in Santa Clara, California. www.synaptics.com
Use of Non-GAAP Financial Information
Synaptics discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides historical comparability of its core operating results over multiple reporting periods. These non-GAAP financial measures should not be considered an alternative to net income and net income per share presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Synaptics U.S. GAAP information to the non-GAAP information is provided in the tables attached. We will also make available on the investor relations page of our web site at www.synaptics.com this press release, which includes a reconciliation of the U.S. GAAP to non-GAAP financial measures and a replay of the webcast.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue for the third and forth quarters of fiscal 2006, its beliefs regarding the markets it serves, its assessment of market demands and trends in target markets, its view of its operating fundamentals, its assessment of consumer demands for various applications, its assessment of market conditions, and its competitive position in the notebook computer and portable audio and video device markets. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, (d) changing market demand trends in the markets it serves, and consumer demand, and (e) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and current reports on Form 8-K as well as the Annual Report on Form 10-K for the fiscal year ended June 30, 2005. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	June 30,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$57,254	$72,232
Short term investments	180,214	156,689

Total cash, cash equivalents, and short-term investments	237,468	228,921
Receivables, net of allowances of $189 and $165, respectively	29,720	33,790
Inventories	10,646	7,731
Prepaid expenses and other current assets	3,692	3,046

Total current assets	281,526	273,488

Property and equipment, net	15,786	14,615
Goodwill	1,927	1,927
Other assets	23,819	21,175

Total assets	$323,058	$311,205

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,007	$12,390
Accrued compensation	4,889	5,638
Income taxes payable	11,489	14,867
Other accrued liabilities	5,483	5,353

Total current liabilities	35,868	38,248

Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	1,888	1,797

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 27,212,044 and 26,419,447 shares issued, respectively	27	26
Additional paid in capital	127,629	106,686
Less: 2,306,100 and 1,139,000 treasury shares, respectively, at cost	(39,999)	(21,180)
Deferred stock compensation	—	(303)
Retained earnings	71,498	59,560
Accumulated other comprehensive loss	(353)	(129)

Total stockholders’ equity	158,802	144,660

Total liabilities and stockholders’ equity	$323,058	$311,205

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Net revenue	$40,365	$56,668	$140,645	$151,302
Cost of revenue (1)	22,257	30,481	76,694	81,535

Gross margin	18,108	26,187	63,951	69,767
Operating expenses
Research and development (1)	9,106	6,157	25,740	18,448
Selling, general, and administrative (1)	6,952	4,937	20,593	13,091
Amortization of deferred stock compensation	—	71	—	258

Total operating expenses	16,058	11,165	46,333	31,797

Operating income	2,050	15,022	17,618	37,970
Interest income	2,179	1,118	5,631	1,783
Interest expense	(485)	(483)	(1,454)	(660)

Income before income taxes	3,744	15,657	21,795	39,093
Provision for income taxes (2)	2,121	3,983	9,857	13,264

Net income	$1,623	$11,674	$11,938	$25,829

Net income per share:
Basic	$0.07	$0.44	$0.49	$1.00

Diluted	$0.06	$0.38	$0.44	$0.88

Shares used in computing net income per share:
Basic	24,737	26,315	24,602	25,743

Diluted	29,201	31,464	29,002	29,588

(1) Includes share-based compensation charges of:
Cost of revenue	$145	$—	$525	$—
Research and development	1,165	—	3,700	—
Selling, general, and administrative	1,967	—	5,752	—

	$3,277	$—	$9,977	$—

(2) Includes tax benefit for share-based compensation charges of:
	$771	$—	$2,185	$—

Non-GAAP net income per share
Basic	$0.17	$0.45	$0.80	$1.01

Diluted	$0.15	$0.38	$0.70	$0.89

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Numerator:
Basic net income	$1,623	$11,674	$11,938	$25,829
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	798	335

Diluted net income	$1,889	$11,940	$12,736	$26,164

Denominator:
Shares, basic	24,737	26,315	24,602	25,743
Effect of dilutive stock based awards	1,990	2,675	1,926	2,857
Effect of convertible notes	2,474	2,474	2,474	988

Shares, diluted	29,201	31,464	29,002	29,588

Net income per share:
Basic	$0.07	$0.44	$0.49	$1.00

Diluted	$0.06	$0.38	$0.44	$0.88

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$1,623	$11,674	$11,938	$25,829
Non-GAAP adjustments:
Amortization of deferred stock compensation (net of tax)	—	58	—	170
Share-based compensation (net of tax)	2,506	—	7,792	—

Non-GAAP basic net income	4,129	11,732	19,730	25,999

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	798	335

Non-GAAP diluted net income	$4,395	$11,998	$20,528	$26,334

Denominator:
Shares, basic	24,737	26,315	24,602	25,743
Effect of dilutive stock based awards	2,334	2,675	2,196	2,857
Effect of convertible notes	2,474	2,474	2,474	988

Shares, diluted	29,545	31,464	29,272	29,588

Non-GAAP net income per share:
Basic	$0.17	$0.45	$0.80	$1.01

Diluted	$0.15	$0.38	$0.70	$0.89